                                                                  EXHIBIT 10.2


                               SUB-SERVICING AGREEMENT

    This Agreement, made this 1st day of December, 1997, by and between Regions Mortgage, Inc., a wholly-owned subsidiary of Regions Bank (hereinafter referred to as "Sub-Servicer"), and Palmetto Federal Savings Bank of South Carolina, a wholly-owned subsidiary of PALFED, Inc., (hereinafter referred to as "Owner").


                                       RECITALS

    Whereas, pursuant to that certain Agreement and Plan of Merger dated as of September 23, 1997 (the Merger Agreement ) between PALFED, Inc. ( PALFED ) and Regions Financial Corporation ( Regions ), Regions is acquiring all of the issued and outstanding stock of PALFED.

    Whereas, Sub-Servicer is engaged in the business activity of servicing residential mortgages.

    Whereas, Sub-Servicer has the capacity and the ability to service such mortgages.

    Whereas, the Owner desires Sub-Servicer, from time to time, to assume responsibility for servicing residential mortgages and Sub-Servicer is agreeable thereto.

    Now, therefore, in consideration of the mutual recitals and covenants set forth herein, and for good and valuable consideration as recited herein, the Parties hereby warrant, covenant and agree as follows:


                          ARTICLE I.  TERMS AND DEFINITIONS

    For purposes of this Agreement, each of the following terms shall have the meaning specified with respect thereto.

    Agreement shall mean this Agreement as the same may be from time to time amended.

    Agency shall mean FHLMC, FNMA, GNMA, FHA and VA or any successor thereto.

    Business Day shall mean any day other than Saturdays, Sundays, or legal holiday or a day or portion thereof during which Sub-Servicer is not open for business.

    Ancillary Income shall mean late charge fees, NSF fees, processing loan assumptions, collecting mortgage insurance premiums and other fees commonly connected with mortgage servicing.

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    Escrow or Impound Charges shall mean all payments for whatever purpose except for principal and interest, required by the terms of the Mortgage or otherwise to be made by the Mortgagor.

    FHA shall mean the Federal Housing Administration or any successor thereto.

    FHLMC shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.

    FNMA shall mean the Federal National Mortgage Association or any successor thereto.

    GNMA shall mean the Government National Mortgage Association or any successor thereto.

    HUD shall mean the Department of Housing and Urban Development or any successor thereto.

    Investor shall mean the owner and holder of a Mortgage Loan or of a participation interest to whom Owner has servicing responsibilities.

    Investor Cutoff Date shall mean the date of each month, for an Investor, as of which Mortgage payments received through such date are to be remitted to that Investor in accordance with that Investor's guidelines.

    Lender shall mean the original lender of mortgagee or any successor thereto.

    Mortgage Mortgage, Mortgages, Loan, Mortgage Loan, or Loans shall mean the Loans together with the Mortgages, security deeds, trust deeds, deeds of trust and related Loan documents securing the same which comprise the Mortgage Loans or pool of Mortgage Loans to be sub-serviced hereunder as amended from time to time.

    Mortgage Files shall mean the files containing the original and custodial documents, as well as the other documents, relating to each Mortgage Loan.

    Mortgagee shall mean the lender or Party receiving the Mortgage from the Mortgagor.

    Mortgagor shall mean mortgagors, trustors of trust deeds and deeds of trust, and the grantors of any Mortgages.

    Owner's Cutoff Date shall mean the last business day of each month.

    Party or Parties shall mean Owner and/or Sub-Servicer.

    Residential Mortgage Loan shall mean any Mortgage Loan secured by a 1-4 family residential property.

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    Sale and Servicing Agreements shall mean the mortgage loan servicing agreements by and between third Party Investors and the Owner governing the servicing of certain Mortgage Loans, as the same may be amended or modified from time to time.

    Sub-Servicing shall mean servicing conducted under this Agreement where the ownership rights of the servicing are held by the Owner.

    Transfer Date shall mean the date that Sub-Servicer accepts the servicing responsibilities contained in this Agreement, which shall be during December, 1997, unless otherwise agreed to by the Parties hereto.

    VA shall mean the Veterans Administration or any successor thereto.





                 ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF OWNER

    2.1 Due Organization and Good Standing. Owner is a federally chartered stock savings bank duly organized, validly existing and in good standing under the laws of the United States of America. Owner is qualified or registered to transact business in each jurisdiction in which the ownership of property or the conduct of its business requires such qualifications or registration (except where the failure so to qualify or register would not have a material adverse effect upon the consummation of the transaction contemplated hereby).

    2.2 Authority and Capacity. Owner has the power, authority and legal right to enter into and perform this Agreement and to perform the obligations required of it hereunder, and this Agreement and any document or instrument to be delivered to Sub-Servicer by Owner pursuant hereto has been duly authorized, executed, and delivered.

    2.3 Binding Obligations. This Agreement and any documents or instruments now or hereafter executed and delivered to Sub-Servicer by Owner pursuant to this Agreement constitute (or shall, when delivered to Sub-Servicer by Owner, constitute) valid and legally binding obligations of Owner enforceable against Owner in accordance with their respective terms except as may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    2.4 No Conflicts. The consummation of the transaction contemplated by this Agreement will not result, in any material respect, in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Owner or its property is subject, or result in the violation of any law, rule, regulation, order, judgment, or decree to which Owner or its property is subject.

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    2.5  Notice of Breach.  Owner shall immediately notify Sub-Servicer of any failure or, to the best of its knowledge, any anticipated failure on its part to observe and perform any representation, warranty, covenant or agreement required to be observed and performed by it hereunder.

    2.6 Regulatory Approvals. Except as provided herein below, Owner has received any and all necessary consents and approvals from (and has provided or will provide on a timely basis all notice to) all regulatory authorities and other entities, including without limitation, FNMA, GNMA, FHLMC, FHA, VA, HUD and applicable private mortgage insurance companies and any private investors, authorizing the performance of Sub-Servicer of the transactions contemplated by this Agreement.

With respect to FNMA and FHLMC sub-servicing, the approvals will be secured prior to December 15, 1997. Sub-Servicer will work with Owner to complete the forms necessary for sub-servicing approval.

With respect to private investors, Owner will secure written approval for the sub-servicing prior to December 15, 1997.

All other approvals, notifications, etc. will be secured by Owner prior to December 15, 1997.





             ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF SUB-SERVICER

    Sub-Servicer warrants and represents to, and agrees with, Owner as follows:

    3.1 Due Organization and Good Standing. Sub-Servicer is a duly organized, validly existing corporation and in good standing under the laws of Alabama. Sub-Servicer is duly licensed, qualified and in good standing in each state where the property subject to each Mortgage Loan sub-serviced pursuant to this Agreement is located if the laws of such state require licensing or qualification in order to service or sub-service such Mortgage Loan (except where the failure so to qualify or register would not have a material adverse effect upon the consummation of the transaction contemplated hereby).

    3.2 Authority and Capacity. Sub-Servicer has the power, authority and legal right to enter into and perform this Agreement, and this Agreement and any document or instrument to be delivered by Sub-Servicer to Owner pursuant hereto has been duly authorized, executed, and delivered.

    3.3 Binding Obligations. This Agreement and any documents or instruments now or hereafter executed and delivered to Owner by Sub-Servicer pursuant to this Agreement constitute

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(or shall, when delivered to Owner by Sub-Servicer, constitute) valid and legally binding obligations of Sub-Servicer enforceable against Sub-Servicer in accordance with their respective terms except as may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    3.4 No Conflicts. The consummation of the transaction contemplated by this Agreement will not result, in any material respect, (i) in the breach of any term or provision of the charter or by-laws of Sub-Servicer or (ii) in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Sub-Servicer is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which Sub-Servicer Owner or its property is subject.

    3.5 Notice of Breach. Sub-Servicer shall immediately notify Owner of any failure or, to the best of its knowledge, any anticipated failure on its part to observe and perform any representation, warranty, covenant or agreement required to be observed and performed by it hereunder.

    3.6  Regulatory Approvals.  Sub-Servicer is an approved FNMA
Seller/Servicer, an approved FHLMC Seller/Servicer, an approved GNMA Issuer, an approved HUD mortgagee and an approved VA mortgagee, and Sub-Servicer is in good standing with each of such entities as required in order to service or sub-service any Mortgage Loan covered by this Agreement.

    3.7 Cooperation. Recognizing that Owner has an interest in the Mortgage Loans and the servicing responsibilities with respect thereto that must be performed, Sub-Servicer will use its best efforts during the term of this Agreement to fully cooperate with the employees, agents and representatives of Owner and to ensure that its employees, agents and representatives also cooperate with such persons. Without limiting the generality of the foregoing, throughout the term of this Agreement, Sub-Servicer will give representatives of Owner full access, during normal business hours, to the Mortgage Files, and the books, records, agreements, and other documents of Sub-Servicer relating to the Mortgage Loans sub-serviced pursuant to this Agreement or to Sub-Servicer's servicing procedures, and will furnish such representatives with such Mortgage Files and other information concerning the affairs of Sub-Servicer as Owner may reasonably request. Sub-Servicer shall furnish, or cause to be furnished, to Owner such computer reports containing information regarding the Mortgage Loans sub-serviced pursuant to this Agreement as Owner may reasonably request.





                           ARTICLE IV.  COVENANTS OF OWNER

    4.1 Investor Approval. Owner agrees to request and shall have the responsibility to do all things appropriate and necessary to obtain the approval of any Investor whose express

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approval is required for the transfer of servicer responsibilities to
Sub-Servicer except that Sub-Servicer shall have the responsibility of becoming an approved sub-servicer for any such Investor.

    4.2  Corporate Authority.     Owner agrees to request and shall have the
responsibility to do all things appropriate and necessary to ensure that this Agreement has been duly authorized by all requisite corporate action and is a valid and subsisting obligation of Owner.

    4.3 Custodial Bank Accounts. Sub-Servicer shall hold all funds owed to Investors, as well as all Escrow or Impound Charges.

    4.4 Compensation. Owner agrees to compensate Sub-Servicer for sub-servicing the Mortgage Loans at a rate of $7 per loan per month for the fixed rate loans and $10 per loan per month for the adjustable rate loans.

    4.5 Ancillary Income. Sub-Servicer will retain all Ancillary Income as defined herein, in addition to the sub-servicing compensation provided in
Article VI of this Agreement.

    4.6 Notices. Owner agrees to provide prompt written notice to Mortgagors, governmental agencies (as required), tax service companies, taxing authorities, and insurance companies and Investors of the assumption of sub-servicing responsibility by Sub-Servicer at least fifteen (15) days prior to the assumption of those responsibilities by Sub-Servicer or earlier if required by Agency/Investor guidelines or law.

    4.7 Foreclosures and REO Losses. Notwithstanding any other provision of this Agreement to the contrary, it is understood and agreed that the Owner shall remain responsible for all loss, liability and damage resulting from net foreclosure losses and REO losses relating to any of the Mortgages at all times prior to and subsequent to the Transfer Date except for losses directly attributable to the failure of Sub-Servicer to perform its obligations under this Agreement which directly cause any such foreclosure loss and/or REO loss.

    4.8 Custodial Advances. Owner agrees to advance funds monthly necessary to pay security holders and/or Investor if there is a shortage of monthly collections in the P&I custodial accounts.

    4.9 Negative Service Fees. Owner shall be solely responsible for payment of any negative service fees associated with the servicing of the Mortgage Loans.

    4.10 Payoffs. Owner shall incur the interest loss on payoffs received, to the extent that said loss is not a result of a servicing deficiency by Sub-Servicer.

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                        ARTICLE V.  COVENANTS OF SUB-SERVICER

    5.1 Assumption of Duties; Standard of Care. Sub-Servicer shall at all times service the Mortgage Loans in accordance with prudent mortgage banking standards and practices. It is understood and agreed that Sub-Servicer shall exercise the same standard of care that it exercises in the servicing of Mortgage Loans for its own account. Correspondingly, Owner does hereby grant to Sub-Servicer the right to exercise and enjoy all of the rights, powers and privileges granted to Owner in connection with the Mortgage Loans except as otherwise provided herein, subject to applicable rules and regulations. Sub-Servicer shall, consistent with Investor requirements, perform such duties and responsibilities on behalf of Owner as permitted by Investor or Mortgage Loans, as appropriate, during the period of this Agreement.

    5.2 Mortgages. Without limiting any other provision of this Agreement, from the Transfer Date hereof until the termination of this Agreement, with respect to each Mortgage Loan sub-serviced pursuant to this Agreement, Sub-Servicer covenants that it will:

         5.2.1 Collect all payments due under the terms of such Mortgage Loan as such payments become due in accordance with any applicable laws and regulations and with prudent mortgage banking standards and practices;

         5.2.2 Keep a complete, accurate and separate accounting or and properly apply all sums collected by it from the Mortgagor of such Mortgage Loans, including without limitation, payments for principal and interest, taxes, assessments and other public charges, hazard insurance premiums, private mortgage insurance premiums and any FHA insurance. Upon Owner's request, Sub-Servicer shall furnish Owner with evidence of all expenditures for taxes, assessments and other public charges, hazard insurance premiums, private mortgage insurance premiums and any FHA insurance within a reasonable time after all such expenditures are made;

         5.2.3     From the funds received by Sub-Servicer with respect to such
         Mortgage: (i) pay promptly to the proper Parties when and if due all FHA insurance premiums, private mortgage insurance premiums, taxes, and special assessments and premiums on fire, windstorm, hazard and flood insurance policies, and (ii) pay promptly when due all amounts of principal and interest collected with respect to such Mortgage Loan to the entity entitled thereto;

         5.2.4 On or before the fifth (5th) Business Day following the applicable Investor Cutoff Date of each calendar month, including without limitation the month in which the Transfer Date occurs with respect to such Mortgage Loan, submit to Owner such reports with respect to investor trial balances, loan activity, delinquent Mortgage Loans and other information as Owner reasonably may request, each certified to be true and correct by Sub-Servicer;

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         5.2.5     Remit to Owner no later than the fifth (5th) Business Day
         following the Owner's Cutoff Date of each calendar month end all required funds.


    5.3 Additional Duties. Sub-Servicer additionally covenants that until the termination of this Agreement with respect to each Mortgage Loan sub-serviced pursuant to this Agreement, it will (i) handle and apply all prepayments of mortgage principal on such Mortgage Loan in accordance with all applicable laws and regulations and the relevant loan documents, (ii) maintain records pertaining to such Mortgage Loan in conformity with all applicable laws and regulations and with prudent mortgage banking standards and practices, and deliver such records to Owner following the termination of this Agreements,
(iii) maintain the Mortgage Files delivered to it for Owner, (iv) permit no assumption or subordination of any Mortgage Loans unless expressly provided for by the terms of the respective Mortgage Loans, (v) refrain from engaging in any active solicitation of refinancing any Mortgage, (vi) pursue collection of any Loan in default in accordance with prudent mortgage banking standards and practices and submit appropriate claims with the proper Agency/Investor in connection therewith, and (vii) perform such other duties, furnish such other reports and execute such other documents in connection with its sub-servicing duties hereunder as Owner from time to time reasonably may require.






                              ARTICLE VI.  COMPENSATION

    6.1 Sub-servicing Fee. Sub-Servicer is to retain the sub-servicing fees as outlined in Article IV, Section 4.4.

    6.2 Ancillary Income. Sub-Servicer shall retain, and not remit to Owner, any Ancillary Income.





                           ARTICLE VII.  BOOKS AND RECORDS

    7.1 Audit and Access to Information. During the period of this Agreement, Sub-Servicer shall give Owner and its authorized representatives reasonable access to all books and records of Sub-Servicer relative to the Mortgage Loans contemplated by this Agreement upon reasonable advance notice, and permit Owner to make such inspections thereof as Owner may reasonable request during normal business hours, provided, however, that such investigation

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or inspection shall be conducted in such a manner as to not interfere unreasonably with Sub-Servicer's business.

    7.2 Maintenance Of Books and Records. Sub-Servicer shall keep full and complete records pertaining to (i) each Mortgage Loan and the collections made thereon, and (ii) each check paid as distribution of principal and interest collected, to appropriate entities (Investors, security holders, etc.) which records are and shall be the property of Owner.

    7.3 Transfer of Books and Records. All books, records, documents, Mortgage Files, and other information and data in Sub-Servicer's possession, pertaining to the Mortgage Loans, including all documents, records and reports relating to any pool in which the Mortgage Loans are contained from the inception of the pool are and shall at all times remain the property of Owner. Upon termination of this Agreement, Sub-Servicer shall be obligated to transfer in an orderly manner and in accordance with Owner's instructions at Owner's expense, to Owner or a designee of Owner the records held by it. Sub-Servicer shall also, following termination of this Agreement, account for and turn over to Owner all funds collected and held by it for Owner, which are the property of the Owner.

    7.4 Confidentiality. In the event of the termination of this Agreement, each Party shall hold confidential all information obtained hereunder with respect to the other Party which is not otherwise public knowledge, and all documents (including copies thereof) obtained hereunder by any Party from the other Party shall be returned to such Party (unless readily available from public information sources). The preceding sentence shall survive any termination of this Agreement.





                            ARTICLE VIII.  INDEMNIFICATION

    8.1  Indemnification by Sub-Servicer.

         (a) Sub-Servicer agrees to indemnify and hold Owner harmless from any and all liability, claim, loss or damage to Owner directly resulting from Sub-Servicer's failure:

              (i) to observe and perform any or all of Sub-Servicer's covenants, agreements, warranties or representations contained in this Agreement in any material respect; or

              (ii) to comply in all material respects with all applicable
                   Investor requirements with respect to the servicing of the Mortgage Loans.

         (b) Sub-Servicer's indemnification obligation under this Section 8.1, and the representations, warranties and covenants of Article III and IV hereof, shall


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         be applicable only to the time Sub-Servicer services the Mortgages.
         However, Sub-Servicer shall not be obligated to indemnify Owner nor hold Owner harmless from any liability, claim, loss or damage to Owner due in whole or in part to servicing or origination deficiencies which occurred prior to Sub-Servicer assuming the servicing responsibilities as described in this Agreement.

    8.2 Indemnification by Owner. Owner shall indemnify and hold Sub-Servicer harmless from any and all liability, claim, loss or damage incurred by Sub-Servicer which result (i) from any representation or warranty of Owner made in this Agreement or in any schedule, written statement, document or certificate furnished by Owner pursuant to this Agreement's being not accurate in any material respect at the time it was made by Owner, or the material non fulfillment of any covenant or condition of Owner contained in the Agreement or in any schedule, written statement, document or certificate furnished by Owner pursuant to this Agreement, (iii) from errors or omissions in the origination or servicing of any Mortgage Loan sub-serviced pursuant to this Agreement which error occurred prior to the transfer of the Mortgage Loans to Sub-Servicer.





                          ARTICLE IX.  TERMS AND TERMINATION

    9.1 Term and Termination. This Agreement shall continue in full force and effect commencing on the Transfer Date and continuing thereafter, unless earlier terminated

          (i) by mutual agreement of the Parties upon thirty (30) days written notice; or

         (ii) in the event of a material breach by either Party of this Agreement, by the other Party upon thirty (30) days written notice describing such breach, provided such other Party is not then also in material breach of this Agreement; or

        (iii) by Owner, if acquisition of Owner by Regions is not completed by April 30, 1998, in accordance with the Merger Agreement. Should PALFED and Regions extend the Merger Agreement, this Agreement shall automatically be modified to continue in effect for the same period as the Merger Agreement; or

         (iv) Upon termination, subject to Owner obtaining consents of any Investor or regulatory authorities, as may be required by such entities, Sub-Servicer shall comply with Owner's instructions to transfer all books, records, and other documents related to the sub-servicing of the Mortgage Loans pursuant to this Agreement to Owner.

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    9.2  If this Agreement is terminated pursuant to Article 9.1(iii),
Sub-Servicer shall reimburse Owner for any and all expenses reasonably and actually incurred as a result of this agreement including, but not limited to, any and all personnel costs occasioned by the effects of this Agreement.



                                ARTICLE X.  CONVERSION

    10.1 Conversion Procedures. Owner shall comply with Sub-Servicer's written instructions for conversion of mortgage data to Sub-Servicer's data processing and record keeping systems, at Owner's expense. Delivery of all documents and data requested by Sub-Servicer shall be in accordance with procedures set forth by Sub-Servicer.

    10.2 Transfer of Records. Owner shall deliver, and bear the cost of the transfer and deliver, to Sub-Servicer of all documents, Mortgage Files, reports, and similar items, as set forth by Sub-Servicer. Owner shall comply with the requirements of Sub-Servicer. Owner agrees to pay for overnight shipping of Mortgage Files to be delivered to Sub-Servicer's offices within five (5) Business Days after the sub-servicing period. Owner will arrange for inside delivery of Mortgage Files to:

                   Regions Mortgage, Inc.
                   Attn:  A. H. Hethcox, Jr.
                   Executive Vice President
                   605 South Perry Street
                   Montgomery, Alabama  36104

    10.3 Custodial Files. Custodial Files shall be delivered to Sub-Servicer's custodian within five (5) Business Days after the sub-servicing period. Owner will make arrangements for inside delivery of the Custodial Files being transferred. Custodial Files will be delivered to:

                   Regions Mortgage, Inc.
                   Attn:  Garnett Eubanks
                   First Alabama Bank Custodian
                   605 South Perry Street
                   Montgomery, Alabama  36104


    10.4 Notification to Mortgagors. Owner shall at its sole cost and expense notify all Mortgagors advising them of the transfer of sub-servicing responsibilities and when and where to make payments on and after the Transfer Date. The letter affecting such notification shall be subject to review and approval by Sub-Servicer prior to mailing out to Mortgagors.

    10.5 Notification to Insurance Carriers. Owner shall notify all appropriate insurance companies of the transfer of sub-servicing responsibility and request that:

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         (a)  The fire and extended coverage policy with respect to the property securing each Mortgage Loan name Sub-Servicer as an insured and contain a lender's loss payable endorsement in favor of Sub-Servicer and its successors and assigns, and

         (b) When appropriate, the flood insurance policy and the catastrophe insurance policy name Sub-Servicer as an insured and contain a lender's loss payable endorsement in favor of Sub-Servicer and its successors and assigns.




                         ARTICLE XI.  CONDITIONS OF TRANSFER

    11.1 Sub-Servicer Obligations. The obligations of the Sub-servicer hereunder shall be subject to the following conditions:

         (a) Delivery by Owner to Sub-Servicer of Investor's written approval of the transfer of sub-servicing obligations for the Mortgage Loans to Sub-Servicer if required by the applicable Sale and Servicing Agreement;

         (b)  Compliance by Owner with all its obligations hereunder.


    11.2 Owner Obligations. The obligations of Owner hereunder shall be subject to the following conditions:

         (a) Investor approval of Sub-Servicer, as required by the applicable Sale and Servicing Agreement;

         (b)  Compliance by Sub-Servicer with all its obligations hereunder.




                        ARTICLE XII.  MISCELLANEOUS PROVISIONS

    12.1 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, whether sent by certified mail, return receipt requested, telex, telegram, telecopy or overnight express mail:

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         (a)  If to Owner, to:

              Palmetto Federal Savings Bank of South Carolina
              Attn:  Darrell Rains
              107 Chesterfield Street
              Second Floor
              Aiken, South Carolina 29801
              (803) 642-1328

         (b)  If to Sub-Servicer, to:

              Regions Mortgage, Inc.
              Attn:  A. H. Hethcox, Jr.
              Executive Vice President
              605 South Perry Street
              Montgomery, Alabama  36104
              (334) 223-3418

    12.2 Waivers. Either Owner or Sub-Servicer may upon mutual consent of the Parties, evidenced by a writing signed by both Parties:

         (a) Waive compliance with any of the terms, conditions, or covenants required to be complied with by the other hereunder; and

         (b) Waiver of modify performance of any of the obligations of the other hereunder.

The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

    12.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties with respect to sub-servicing of the Mortgages and supersedes all prior agreements with respect thereto. This Agreement may be amended and any provision hereof waived, but only in writing signed by the Party against whom such enforcement is sought.

    12.4 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their successors and assigns. Unless and until terminated as provided in accordance with Article IX, Owner may not resign or assign its rights under this Agreement, and Sub-Servicer may not assign its rights under this Agreement.

    12.5 Headings. Headings of the Articles and Sections in this Agreement are for reference purposed only and shall not be deemed to have any substantive effect.

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


    12.6 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Alabama without reference to the choice of law provisions of the State of Alabama.

    12.7 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the Parties. The duties and responsibilities of Sub-Servicer shall be rendered by Sub-Servicer as an agent or Sub-Servicer. Sub-Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

    12.8 Further Acts. The Parties agree that each shall, at its own expense, at any time and from time to time after the date hereof, upon the other's request, do execute, acknowledge and deliver all such further acts, assignments, transfer, conveyances and assurances as may be required or reasonably advisable for the transactions provided for or contemplated by this Agreement.

    12.9 Brokerage. Each of the Parties hereto represents and warrants that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on each with the other without intervention of any person other than such Parties' respective employees, agents, and consultants, and each Party agrees to indemnify the other and hold it harmless against and in respect of any claims against it for brokerage or other commissions relative to this Agreement by the indemnifying Party's employees, agents or consultants.

    12.10 Counterparts. This Agreement may be exercised in any number of counterparts, each of which shall be deemed an original.


    IN WITNESS WHEREOF, the Parties have executed this Agreement as of this 5th day of Dec., 1997.


Regions Mortgage, Inc.           Palmetto Federal Savings Bank of South Carolina
"Sub-Servicer"                   "Owner"

By:     /s/ S.H. Helinger            By:     /s/ Darrell R. Rains
        ------------------------             ------------------------

Its:    Executive Vice President     Its:    EVP and CFO
                                           ----------------------

Attest: /s/ Debra Meefer           Attest: /s/ Howard M. Hickey, Jr.
        ----------------------             -------------------------

Its:    Vice President             Its:    Secretary
                                           -------------------------


    [Corporate Seal]                        [Corporate Seal]


                      NOTARY ACKNOWLEDGMENTS ON FOLLOWING PAGE]

                                   ACKNOWLEDGMENTS


STATE OF ALABAMA        )
                        )
COUNTY OF MONTGOMERY    )


    I, Jan M. Lemonds, a Notary Public, in and for said County and State, hereby certify that A. H. Hethcox, Jr. and Lisa M. Farmer whose names as Executive Vice President and Vice President of Regions Mortgage, Inc., a corporation, are signed to the foregoing and are known to me, acknowledged before me on this day that, being informed of the contents of this Agreement, they, as officers and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand this 5th day of December, 1997.


                                       /s/ Jan M. Lemonds
                                       --------------------------------------
                                       NOTARY PUBLIC
                                       Jan M. Lemonds
[SEAL]                                 My Commission Expires September 26, 1999





STATE OF SOUTH CAROLINA )
                        )
COUNTY OF AIKEN         )


    I, Susan M. Beasley, a Notary Public, in and for said County and State, hereby certify that Darrell R. Rains and Howard M. Hickey, Jr. whose names as EVP and CFO and Secretary of Palmetto Federal Savings Bank of South Carolina, Inc., a corporation, are signed to the foregoing and are known to me, acknowledged before me on this day that, being informed of the contents of this Agreement, they, as officers and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand this 8th day of December, 1997.


                                       /s/ Susan M. Beasley
                                       --------------------------------------
                                       NOTARY PUBLIC
[SEAL]                                 My Commission Expires 7-29-2006